UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 21, 2021

AMERICAN REBEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55728	47-3892903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

718 Thompson Lane, Suite 108-199 Nashville, Tennessee	37204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 267-3235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Articles of Incorporation

Pursuant to the May 21, 2021 majority consent of stockholders in lieu of an annual meeting (See Item 5.07 below), the Registrant amended and restated its Articles of Incorporation effective as of July 14, 2021. A copy of the amended and restated articles of incorporation are attached hereto as Exhibit 3.1.

Articles – Amended Designation of Series B Preferred Stock

Effective July 26, 2021, the board of directors approved amending the certificate of designation of the Registrant’s Series B Preferred Stock to increase the authorized shares of Series B Preferred Stock from 250,000 shares to 350,000. The amended certificate of designation is attached hereto as Exhibit 4.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2021, the following consenting Voting Stockholders owning a total of 100,000 shares of the Registrant’s Series A Preferred stock delivered the executed written consent authorizing the amended and restated Articles of Incorporation, election of directors and ratification of independent public accounts (collectively the “Actions”). As of May 21, 2021, the Registrant had 79,466,563 shares of Common Stock issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. Each share of Series A Preferred stock is entitled to cast one thousand (1,000) votes for each share held of the Series A Preferred stock on all matters presented to the stockholders of the Registrant for stockholder vote, thereby allowing such Series A Preferred stock to cast votes totaling 100,000,000 million shares of common stock (which exceeds the number of shares of common stock outstanding by approximately 126%). The consenting Voting Stockholders’ names, affiliation with the Company and holdings are as follows:

Name	Affiliation with the Company	Number of Voting Shares	% of Total Voting Shares
Charles A. Ross, Jr.	Director, CEO	50,000,000	27.86%
Doug Grau	Director, President	50,000,000	27.86%
Total		100,000,000	55.72%

Pursuant to the Registrant’s existing Bylaws and the NRS, the holders of the issued and outstanding shares of Common Stock representing a majority of our voting power may approve and authorize the Actions by written consent as if such Actions were undertaken at a duly called and held meeting of stockholders. In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Actions, and in order to effectuate the Actions as early as possible, the Board elected to utilize, and did in fact obtain, the written consent of the voting stockholders. The written consent satisfies the stockholder approval requirement for the Actions. Accordingly, under the NRS and the Bylaws, no other approval by the Board or stockholders of the Registrant is required in order to effect the Actions.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation effective July 14, 2021
4.1	Amended Certificate of Designation of Series B Preferred Stock dated July 26, 2021

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REBEL HOLDINGS, INC.

Date: July 28, 2021	By:	/s/ Charles A. Ross, Jr.
Charles A. Ross, Jr. Chief Executive Officer

3